Exhibit 99.1

June 3, 2026

Message from the Chairman and CEO

Travis Naugle

Chairman and Chief Executive Officer

Dear Shareholders and Stakeholders:

When I first came to Butte as a mining engineering student at Montana Tech, I was just beginning my career. Like many students before me, I came here for a world-class education, but I quickly discovered that Butte offers much more.

In Butte, mining is woven into the community’s identity. Generations of miners helped build this city and, in many ways, helped build the industrial foundation of the United States. That history is evident in the headframes that define the skyline, in the stories shared across generations, and in the pride that people take in their community.

We understand both the potential scale of the geological opportunity in Butte and the responsibility that comes with working here. That perspective has shaped how we are building Silver Bow Mining.

We created Silver Bow Mining to apply modern exploration to one of America’s most significant mining districts – while operating with transparency, discipline, and respect for the community and environment where we work.

As this is our first letter to shareholders as a public company, I want to explain the opportunity we see in Butte, the work we have accomplished to date, and the principles that guide our decisions. Our goal is to establish a foundation for the consistent and transparent communication we intend to maintain with shareholders in the years ahead.

Our initial public offering and listing on the NYSE American in April of this year marked an important milestone for our Company. More importantly, it provided us with the capital to begin executing our strategy, and we are grateful for the confidence our shareholders have placed in us.

Why Silver Bow Mining Exists

Silver Bow Mining exists to honor Butte's mining legacy while responsibly advancing exploration and creating long-term value for shareholders and the local community. Our work today is focused on exploration and the reopening of underground tunnels in the northern area of Butte. We are collecting the geological, engineering, environmental, and economic data required to evaluate future development opportunities.

We believe the Butte district remains one of the most prospective mineral systems in North America, and our land position provides a compelling opportunity to apply modern exploration techniques to an area with substantial historical production and extensive existing infrastructure.

A Significant Position in a World-Class Mining District

Our flagship asset is the Rainbow Block, which forms part of a broader land position comprising approximately 4,193 acres of patented mineral rights and approximately 1,410 acres of surface lands across six claim blocks in the Butte Mining District.

The Rainbow Block hosts our inaugural Mineral Resource Estimate, prepared in accordance with SEC Regulation S-K 1300 and effective December 31, 2024. As disclosed in our Technical Report Summary, the estimate contains an inferred mineral resource of approximately 11.48 million tons grading 4.28 oz/ton Ag, 0.05 oz/ton Au, 1.25% Pb and 4.59% Zn – equating to 49.2 million ounces of silver, approximately 554,000 ounces of gold, over 1.0 billion pounds of zinc and 287 million pounds of lead.

Importantly, this estimate reflects only the Rainbow Block, is constrained above the modeled water table, and only includes the elements silver, zinc, gold and lead. It is based on more than 15,000 historic Anaconda channel samples and over 180 drill holes, including Silver Bow Mining’s drilling programs completed since 2021. We have digitized and incorporated more than a century of geological and mining information into our current model. The past truly guides the present.

The current resource encompasses more than 40 modeled polymetallic veins, while our broader geologic model includes over 80 veins across the Rainbow Block. We believe this highlights the scale of the system and the opportunity to expand and refine the current resource through additional exploration.

Our land position also benefits from substantial existing infrastructure, including the Chief Joseph portal and extensive underground workings, as well as private patented mineral rights and significant surface ownership. We believe these attributes provide operational flexibility and support a more streamlined permitting path than many exploration projects located primarily on federal land.

As with all inferred mineral resources, additional exploration is required to upgrade the resource classification, as mineral resources are not mineral reserves and do not have demonstrated economic viability. But our path forward is clear.

From Public Listing to Active Execution

Completing our initial public offering was an important milestone in bringing Butte back to the national stage, but that was not the end goal. It was a means to accelerate the work required to better understand and advance our development of Critical Minerals in the Butte Mining District. The proceeds from the IPO have positioned us with a strong runway for our exploration and growth programs through 2027.

Since becoming a public company, we have focused on deploying capital deliberately and transitioning from planning to execution. One of our first priorities is to re-establish underground access to the Rainbow Block. To that end, we have mobilized experienced miners and are now working to rehabilitate the Chief Joseph portal and underground decline. This work is intended to provide safe access to existing underground workings and support future drilling from underground locations.

In parallel, we have initiated a 25,000 ft surface drill campaign targeting expansion of the current inferred mineral resources. We expect to announce the first results from this drill campaign soon, with regular drilling results released as the program continues throughout the year. In addition, we are advancing permitting for surface drilling across our broader land package, including the Goldsmith and Great Republic claim blocks. These efforts are designed to increase the inferred mineral resource, evaluate additional Critical Minerals, and assess the district-scale potential of our claim block portfolio.

We have also strengthened our leadership team with key hires all of whom bring deep Montana experience, including professionals with extensive backgrounds in underground mine management, project development, regulatory affairs, and external relations. As we advance our exploration programs, these capabilities will support disciplined planning, stakeholder engagement, and early-stage permitting efforts.

Taken together, these steps reflect our transition following the IPO: from assembling the assets and capital required to pursue this opportunity to executing a focused exploration strategy designed to generate the data needed to guide future decisions.

Commitment to Butte and Our Operating Principles

The principles that guide Silver Bow Mining are straightforward and reflect both our approach to business and our commitment to the community where we operate. Safety is our first priority – we are committed to protecting our employees, contractors and the public in every aspect of our work.

Technical rigor underpins our decision-making. We rely on data, sound engineering, and objective analysis to guide our exploration programs and evaluate future opportunities. Capital discipline is equally important, and we seek to allocate shareholder capital carefully toward activities we believe have the greatest potential to create long-term value.

Transparency is central to how we operate. We are committed to communicating candidly with shareholders, regulators, and the Butte community about our plans, our progress, and our challenges.

Respect defines our relationship with Butte. This district has played an important role in the history of American mining, and we recognize the responsibility that comes with operating here. Butte is our home, and we intend to conduct our business in a manner that reflects the values of this community.

We are also actively exploring partnership opportunities with Montana Technological University to support their various degree programs. We are particularly encouraged by Montana Tech’s forward-leaning vision for Critical Minerals, as highlighted by recent Critical Minerals Forums held in Butte – one featuring Secretary of the Interior Doug Burgum and another hosted by Montana Governor Greg Gianforte, industry leaders and other stakeholders. We look forward to contributing to and benefiting from this important collaboration.

We believe successful projects are built on trust – and trust is earned through consistent actions over time. Our objective is to build a company that both shareholders and the Butte community can support with confidence.

Market Fundamentals and Alignment with Shareholders

We believe Silver Bow Mining offers shareholders exposure to a unique combination of scale, grade, jurisdiction, and commodity relevance. Our primary focus is silver, a metal that has long served as both a store of value and an essential industrial material used in solar panels, electronics, electrical systems, and other technologies that support electrification and modern infrastructure.

Our current Mineral Resource Estimate also contains significant quantities of zinc, gold and lead. Our 2026 exploration program includes multi-element assays designed to evaluate the presence of other elements including copper, manganese, indium, gallium, germanium, bismuth and antimony – all Critical Minerals, thus distinguishing the Rainbow Block as a potential source of up to 11 such minerals in a single deposit. While the presence and economic significance of these additional elements have not yet been determined, their historical occurrence in the Butte Mining District highlights the broader strategic potential of our land position.

We believe this combination of precious metals, base metals and other potential Critical Minerals positions Silver Bow Mining to participate in a sector of increasing importance to the United States. As policymakers and manufacturers place greater emphasis on securing reliable domestic sources of strategically important materials, projects located in stable U.S. jurisdictions with substantial historical data and existing infrastructure may become increasingly valuable.

Our responsibility is to convert that geological potential into long-term value for shareholders. We take that responsibility seriously and approach every investment decision with a long-term perspective.

As an exploration-stage company, we believe rigorous technical work, financial discipline, and transparent communication provide the strongest foundation for long-term value creation. Ultimately, we intend to measure our success by the quality of our work, the discipline of our decision-making, and our ability to earn and maintain the confidence of our shareholders over time.

Looking Ahead

As we look ahead, our priorities remain clear, even as the timing and sequencing of activities will continue to be informed by exploration results, technical analysis, permitting considerations and market conditions.

A central focus of our work will be the rehabilitation of the Chief Joseph portal and underground decline, which we believe will provide an efficient platform for evaluating and expanding mineralization within the Rainbow Block. As underground access is re-established, we expect to advance underground and surface drilling programs designed to improve our understanding of the current resource, increase the inferred mineral resource, test additional targets, and evaluate additional Critical Minerals across the claim block. We also expect to soon release initial results of our surface drilling and look forward to continuing this through the year.

At the same time, we intend to continue evaluating the broader potential of our land position in the Butte Mining District, including exploration activities on the Goldsmith and Great Republic claim blocks and integrating the results of those programs into our evolving district-wide geologic model.

We also plan to continue technical, environmental and permitting work that will help inform future development pathways should exploration results warrant further advancement. This includes early-stage baseline studies, engineering evaluations and pre-Plan of Operations work intended to preserve optionality as our understanding of the project evolves.

Equally important, we will continue to invest in relationships with the Butte community, local stakeholders, and regulatory agencies. We believe transparent communication and consistent engagement are essential to building trust and establishing a strong foundation for any future project advancement.

As an exploration-stage company, flexibility is critical. We will continue to assess new information as it becomes available and adjust our priorities as appropriate. Our objective is to make thoughtful decisions, allocate capital responsibly and advance the project in a manner that balances technical opportunity with disciplined risk management.

While there are no guarantees in mineral exploration, we believe Silver Bow Mining is well positioned to build on the progress we have made to date. We look forward to updating shareholders as our work continues and as we further evaluate the potential of this district-scale opportunity in Butte, Montana.

Closing Thoughts

Butte has always been a place where results matter. Generations of miners, engineers and tradespeople built this community through hard work, technical skill and a willingness to confront challenges directly. That legacy commands respect and sets a high standard for any company operating here today.

At Silver Bow Mining, we do not take that responsibility lightly. We are committed to advancing our work with integrity, accountability, and directness – values that have defined Butte for generations.

We understand that mineral exploration is inherently uncertain and that trust is earned through consistent execution and transparent communication. Our commitment to shareholders and the Butte community is the same: we will work safely, follow the data, allocate capital with discipline, and make decisions focused on long-term value.

This is our first letter to shareholders as a public company, and we intend for it to be the first of many. In the years ahead, we will report not only on what we have accomplished, but also on what we have learned and how that knowledge is shaping our path forward.

On behalf of the entire Silver Bow Mining team, thank you for your confidence in our Company and in the opportunity we are pursuing in Butte. We appreciate your support and we look forward to updating you as we continue our work.

Sincerely,

/s/ Travis Naugle

Travis Naugle

Chairman and Chief Executive Officer

Silver Bow Mining Corp.

NYSE American: SBMT

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this letter that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to, statements regarding such things as the potential scale of the geological opportunity in Butte, the Company’s goal to establish a foundation for the consistent and transparent communication with shareholders, the Company having sufficient capital to begin executing its strategy for exploration and growth programs through 2027, the Company’s focus on exploration and the reopening of underground tunnels in the northern area of Butte, estimates of mineral resources, the Rainbow Block’s attributes providing operational flexibility and support a more streamlined permitting path than many exploration projects located primarily on federal land, the Company’s expectations on timing to announce drilling results, the Company’s efforts to increase the inferred mineral resource, evaluate additional Critical Minerals, and assess the district-scale potential of its claim block portfolio, the capabilities of the Company’s management supporting disciplined planning, stakeholder engagement, and early-stage permitting efforts, the Company’s commitment to protecting its employees, contractors and the public in every aspect of its work. technical rigor underpinning the Company’s decision-making. the Company’s reliance on data, sound engineering, and objective analysis to guide its exploration programs and evaluate future opportunities. the Company’s allocation of shareholder capital, the Company’s objective to build a company that both shareholders and the Butte community can support with confidence, transparency being central to how the Company operates, the Company’s commitment to communicating candidly with shareholders, regulators, and the Butte community, the Company’s intent to conduct its business in a manner that reflects the values of the Butte community, the Company’s exploration of partnership opportunities with Montana Technological University to support their various degree programs. the Company’s primary focus on silver, the Company’s belief that the combination of precious metals, base metals and other potential Critical Minerals position the Company to participate in a sector of increasing importance to the United States. the Company’s belief that as policymakers and manufacturers place greater emphasis on securing reliable domestic sources of strategically important materials, projects located in stable U.S. jurisdictions with substantial historical data and existing infrastructure may become increasingly valuable, the Company’s continued evaluation of the broader potential of its land position in the Butte Mining District, including exploration activities on the Goldsmith and Great Republic claim blocks and the Company’s continued technical, environmental and permitting work helping inform future development pathways. When used in this news release or elsewhere, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements contained in this letter are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource estimates, risks that exploration activities may not result in the definition of mineral resources or support further technical or economic studies; risks that drilling, sampling, metallurgical testing or geological interpretations may not produce the results currently anticipated by management; uncertainty as to the Company’s future capital costs, operating costs, non-operating costs, and ability to raise capital on terms acceptable to the Company or at all; risks relating to the Company’s exploration activities in Butte, Montana; risks related to the Company’s mineral claims; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of commodities; ; risks related to the validity of mineral claims and property claims; the risk that the Rainbow Block project may not expand beyond the exploration stage or be developed into a commercially viable mining operation; the inherently hazardous nature of mining-related activities; as well as those factors discussed under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s Registration Statement on Form S-1 as amended and filed on April 24, 2026, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.